EXHIBIT (a)(1)(C)
Notice of Guaranteed Delivery
For Tender of Shares of Common Stock of
Pasithea Therapeutics Corp.
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 8, 2023, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).
This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Shares but:
•	you cannot comply with the procedures for book-entry transfer by the Expiration Date (set forth in Section 3 of the Offer to Purchase); or
•	your other required documents cannot be delivered to the Depositary by the Expiration Date, in which case, you can still tender your Shares if you comply with the guaranteed delivery procedures described in Section 3 of the Offer to Purchase, dated August 9, 2023 (together with any amendments or supplements thereto, the “Offer to Purchase”).
This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail or overnight courier in accordance with the procedures set forth in the Offer to Purchase prior to the Expiration Date. See Section 3 of the Offer to Purchase.
Deliver to:
Broadridge Corporate Issuer Solutions, LLC
the Depositary for the Offer
If delivering by hand, express mail, courier, or other expedited service:	If delivering via a USPS Service:

Broadridge Corporate Issuer Solutions, LLC Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718	Broadridge Corporate Issuer Solutions, LLC Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717
For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at one of the above addresses prior to the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to the Company or Broadridge Corporate Issuer Solutions, LLC, the Information Agent, will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
Ladies and Gentlemen:
The undersigned hereby tenders to Pasithea Therapeutics Corp., a Delaware corporation (the “Company”), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated August 9, 2023 (together with any amendments or supplements thereto, the “Offer to Purchase”), the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) and other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and the Letter to Transmittal, the “Offer”), receipt of which is hereby acknowledged by the undersigned, the number of shares of common stock of the Company, par value $0.0001 per share (each, a “Share,” and collectively, “Shares”), listed below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to

Purchase. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via The Depository Trust Company’s PTOP platform.
Number of Shares to be tendered:                   Shares.
NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

CONDITIONAL TENDER
(See Instruction 10 of the Letter of Transmittal)
A shareholder may tender Shares subject to the condition that a specified minimum number of the shareholder’s Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase and particularly in Section 6 thereof. Unless at least that minimum number of Shares indicated below is purchased by the Company pursuant to the terms of the Offer, none of the Shares of Shares that must be purchased if any are purchased, and the Company urges shareholders to consult their own financial or tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.
☐	The minimum number of Shares that must be purchased, if any are purchased, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:
☐	The tendered Shares represent all Shares held by the undersigned.
PLEASE SIGN ON THIS PAGE
Name(s) of Record Holder(s):
(Please Print)

Signature(s):

Address(es):
(Include Zip Code)

Area code and telephone number:

☐ If delivery will be by book-entry transfer, check this box.

Name of tendering institution:

Account number:
GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (an “Eligible Institution”), hereby guarantees: (i) that the above-named person(s) “own(s)” and has or have a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) it will deliver to the Depositary (at one of its addresses set forth above) a confirmation of the book-entry transfer of the Shares into the Depositary’s account at The Depository Trust Company together with a properly completed and duly executed Letter of Transmittal and any other required documents, within two (2) trading days (as defined in the Letter of Transmittal) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via The Depository Trust Company’s PTOP platform.
Name of Eligible Institution Guaranteeing Delivery	Authorized Signature
Address	Name (Print Name)
Zip Code	Title
(Area Code) Telephone No.	Dated
This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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